UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 22, 2005

ACUITY BRANDS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-16583	58-2632672
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1170 Peachtree St., N.E., Suite 2400, Atlanta, GA	30309
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 404-853-1400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On February 22, 2005, Acuity Brands, Inc. (the “Company”) issued a press release providing a strategic update and business outlook. In this press release, among other things, the Company announced that it is accelerating the implementation of key elements of its ongoing restructuring program, and that as part of such program, the Company expects to take a pretax charge of approximately $17 million (or $0.25 per diluted share) in its second quarter of 2005 to reflect the costs associated with the elimination of approximately 1,100 positions worldwide. Additionally, the Company provided guidance related to expected results for the second quarter of 2005.

The foregoing summary is qualified in its entirety by reference to the press release referenced above, a copy of which is filed as Exhibit 99.1 to this Form 8-K and is incorporated into Item 8.01 by reference.

Item 9.01.	Financial Statements and Exhibits

(c)	Exhibits

Designation	Description

99.1	Press Release dated February 22, 2005 (Filed with the Commission as part of this Form 8-K.)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned, thereunto duly authorized.

Date: February 22, 2005

ACUITY BRANDS, INC.

By:	/s/ Vernon J. Nagel
Vernon J. Nagel Chairman and Chief Executive Officer